Exhibit 5

                                 August 21, 2000


AmeriVest Properties Inc.
1800 Glenarm Place, Suite 500
Denver, CO 80202

Gentlemen and Ladies:

     We have acted as counsel for AmeriVest Properties Inc. (the "Company") in connection with the registration on Form S-3 under the Securities Act of 1933, as amended, of 1,000,000 shares of the Company's $.001 par value common stock (the "Common stock") issuable pursuant to the Company's Dividend Reinvestment Plan (the "Plan").

     We have examined the Company's Articles Of Incorporation, its Bylaws, and the record of its corporate proceedings with respect to the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the 1,000,000 shares of Common stock whose issuance is being registered by the Company will be, if and when sold and delivered as described in the Plan and the Company's Registration Statement on Form S-3 (the "Registration Statement"), legally issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering and to the filing of this opinion as an exhibit to the Company's Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Common stock and may not be used for any other purpose.

                                             Very truly yours,

                                             /s/ Patton Boggs LLP

                                             PATTON BOGGS LLP